Exhibit 10.3

WARRANT PURCHASE AGREEMENT

    THIS WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of April 26, 2010 (the “Effective Date”), by and between WindTamer Corporation, a New York corporation (the “Company”), and the investors listed on Schedule 1 hereto (each, an “Investor” and, collectively, the “Investors”).

    WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

    WHEREAS, the Investors intend to purchase warrants from the Company, which warrants will be exercisable to purchase up to an aggregate of 29,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share;

    WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws; and

    WHEREAS, the parties hereto wish to provide for the sale and issuance of such warrants in consideration of (i) the agreement by each Investor except for Gerald E. Brock to provide their respective guarantee (the “Guarantees”) in favor of the Company’s lender, First Niagara Bank, N.A., in connection with that certain Loan Agreement between the Company and First Niagara Bank, N.A., dated of even date herewith (the “Credit Loan Agreement”), and (ii) the agreement by Gerald E. Brock, to pledge his shares of the Company’s common stock as collateral under that certain Stock Pledge Agreement dated of even date herewith (the “Stock Pledge Agreement”).

    NOW, THEREFORE, in consideration of the agreement on and as of the date hereof by each Investor as provided above and the other terms and conditions herein, the Company and each Investor hereby agree as follows:

    1.  Issuance of the Warrants.  The Company hereby sells and issues to the Investors warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $.0001 per share (collectively, the “Common Stock”) in the respective amounts set forth on Schedule 1 attached hereto, with an exercise price of $0.25 per share, in consideration of the agreement by the Investors to provide the Guarantees in favor of the Company’s lender, First Niagara Bank, N.A., as collateral for the percentage of the Company’s indebtedness under the Credit Loan Agreement, as set forth on Schedule 1, or in the case of Investor Gerald E. Brock, the pledge of his shares of the Company’s common stock under that certain Stock Pledge Agreement, as set forth on Schedule 1, as contemplated by the Warrants. The Warrants shall be in the form attached hereto as Exhibit A.

    2.   Representations and Warranties of the Investors.  In connection with the transactions provided for herein, each Investor hereby represents and warrants to the Company, severally but not jointly, that:

    2.1  Authorization.  This Agreement constitutes the Investor’s valid and legally binding obligation, enforceable in accordance with its terms.

    2.2  Purchase Entirely for Own Account.  Each Investor acknowledges that this Agreement is made with the Investors in reliance upon each Investor’s representation to the Company that the Warrants and the Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) will be acquired for investment for each Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

    2.3  Disclosure of Information.  Each Investor acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities as such investor has deemed relevant in making its investment decision.

    2.4  Investment Experience.  Each Investor is an investor in securities and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Each Investor also represents that it has not been organized solely for the purpose of acquiring the Securities.

    2.5  Accredited Investor.  Each Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D of the SEC, as presently in effect.

    2.6  Restricted Securities.  Each Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

    2.7  Legend.  It is understood that the Securities shall bear a legend substantially in the form of the following:

    ”These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that registration is not required under such Act or unless sold pursuant to Rule 144 under such Act.”

    2.8  Reliance on Exemptions. The Investors understand that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investors’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investors set forth herein in order to determine the availability of such exemptions and the eligibility of the Investors to acquire the Securities.

    2.9  Governmental Review. Each Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

    2.10  Other Approvals.  Each Investor understands that the exercise of any Warrant is expressly conditioned upon all requisite approvals as required by New York law.

    3.  Consideration; Completion of Sale.  The Company and each of the Investors agree that it is their express intention that the Warrants are being sold solely in consideration of each Investor’s agreement to provide a Guarantee or enter into the Stock Pledge Agreement, as applicable, on and as of the date of this Agreement, and as such all consideration for the sale of the Warrants has been provided by the Investors as of the date hereof.  The Company and each of the Investors further agree that because all consideration has been provided and the sale and purchase of the Warrants is completed as of the date hereof, neither the Investors nor the Company shall have grounds to seek the rescission, cancellation or other termination of the Warrants based on the failure of future consideration. Without limiting the foregoing, the failure for any reason of any or all of the Investors to maintain the Guarantee shall not be deemed a failure to provide consideration.

    4.  Miscellaneous.

    4.1  Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

    4.2  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles.  With respect to any matters that may be heard before a court of competent jurisdiction, the Investors and the Company consent to the jurisdiction and venue of the state and federal courts located in Monroe County, New York.

    4.3  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    4.4  Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    4.5  Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, by delivery by confirmed facsimile or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to such party at the address set forth below, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties:

To Company:	To the Investors:
WindTamer Corporation	c/o WindTamer Corporation
156 Court Street, Suite 7	156 Court Street, Suite 7
Geneseo, NY 14454	Geneseo, NY 14454
Facsimile: (585) 243-4142	Facsimile: (585) 243-4142
Attention: Chief Executive Officer	Attention: Gerald E. Brock Michael Hughes William A. Schmitz Molly Hedges

With a copy, which shall not constitute notice to Company, to:

Woods Oviatt Gilman LLP
700 Crossroads Building
Two State Street
Rochester, NY  14614
Phone (585) 987-2800
Fax (585) 987-2975
Attention: Gregory W. Gribben, Esq.

    4.6  Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investors or any of its officers, partners, employees, or representatives is responsible.

    4.7  Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    4.8  Reservation of Shares.  The Company shall reserve and keep available at all times, free of preemptive rights, the full number of shares of Common Stock issuable upon exercise of the Warrants.

    4.9  Entire Agreement; Amendments and Waivers.  This Agreement, the Warrants, and the Registration Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investors. Any waiver or amendment effected in accordance with this Section shall be binding upon the Investors, each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

    4.10  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WINDTAMER CORPORATION

By:	/s/William Schmitz
William A. Schmitz
Chief Executive Officer

INVESTORS

By:	/s/ Gerald Brock
Gerald E. Brock

By:	/s/ Michael Hughes
Michael Hughes

By:	/s/ William Schmitz
William A. Schmitz

By:	/s/ Molly Hedges
Molly Hedges

[Signature Page to Warrant Purchase Agreement]

Schedule 1

Investor	Aggregate Number of Warrant Shares	Percentage of Guarantee

Gerald E. Brock	6,000,000	0%1

Michael Hughes	19,550,000	85%

William A. Schmitz	2,300,000	10%

Molly Hedges	1,150,000	5%

__________________________
 1 Mr. Brock has pledged 20,000,000 shares of Common Stock owned by him pursuant to the Stock Pledge Agreement.  Each Investor other than Mr. Brock has provided to First Niagara Bank, N.A. a limited guaranty of the Company’s obligations under the Credit Loan Agreement.

EXHIBIT A
FORM OF WARRANT

EXHIBIT B
REGISTRATION RIGHTS AGREEMENT